                      SARA LEE CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE         EXHIBIT 11
                       (in millions except per share data)


                                                          FOR THE PERIOD ENDED JANUARY 1, 1994
                                                 ------------------------------------------------------
                                                         PRIMARY                   FULLY DILUTED
                                                 ------------------------      ------------------------
                                                 Thirteen      Twenty-Six      Thirteen      Twenty-Six
                                                   Weeks          Weeks          Weeks          Weeks
                                                 --------      ----------      --------      ----------
EARNINGS:

Net income before accounting change              $  236         $  391         $  236         $  391

Cumulative effect of accounting change               --            (35)            --            (35)
                                                  -----          -----          -----          -----

Net income                                          236            356            236            356

Less:  Dividends on Preferred Stocks,
          net of tax benefits                        (6)           (12)            (2)            (4)

       Adjustment attributable to conversion of
          ESOP Convertible Preferred Stock           --             --             (1)            (2)
                                                  -----          -----          -----          -----

Net Income Available for Common Stockholders     $  230         $  344         $  233         $  350
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----


SHARES:

Average Shares Outstanding                          476            477            476            477

Add: Common Stock Equivalents -

     Stock options                                    1              2              1              2

     ESOP Convertible Preferred Stock                --             --             19             19

     Restricted stock and other                       1              1              1              1
                                                  -----          -----          -----          -----

Adjusted Weighted Average Shares Outstanding        478            480            497            499
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----


NET INCOME PER COMMON SHARE:

  Before cumulative effect of accounting change  $ 0.48         $ 0.79         $ 0.47         $ 0.77

  Cumulative effect of accounting change             --          (0.07)            --          (0.07)
                                                  -----          -----          -----          -----

                                                 $ 0.48         $ 0.72         $ 0.47         $ 0.70
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----


                      SARA LEE CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE         EXHIBIT 11
                       (in millions except per share data)           (continued)


                                                          FOR THE PERIOD ENDED DECEMBER 26, 1992
                                                 ------------------------------------------------------
                                                         PRIMARY                   FULLY DILUTED
                                                 ------------------------      ------------------------
                                                 Thirteen      Twenty-Six      Thirteen      Twenty-Six
                                                   Weeks          Weeks          Weeks          Weeks
                                                 --------      ----------      --------      ----------
EARNINGS:

Net income before accounting change              $  220         $  362         $  220         $  362

Cumulative effect of accounting change               --             --             --             --
                                                  -----          -----          -----          -----

Net income                                          220            362            220            362

Less:  Dividends on Preferred Stocks,
          net of tax benefits                        (7)           (14)            (2)            (5)

       Adjustment attributable to conversion of
          ESOP Convertible Preferred Stock           --             --             (2)            (3)
                                                  -----          -----          -----          -----

Net Income Available for Common Stockholders     $  213         $  348         $  216         $  354
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----


SHARES:

Average Shares Outstanding                          481            480            481            480

Add: Common Stock Equivalents -

     Stock options                                    3              3              3              3

     ESOP Convertible Preferred Stock                --             --             19             19

     Restricted stock and other                       1              1              1              1
                                                  -----          -----          -----          -----

Adjusted Weighted Average Shares Outstanding        485            484            504            503
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----


NET INCOME PER COMMON SHARE:                     $ 0.44         $ 0.72         $ 0.43         $ 0.70
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----




                                       36